Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of January 27, 2006 (the “Effective Date”), by and between Raptor Pharmaceutical Inc., a Delaware corporation (“Raptor”), and BioMarin Pharmaceutical Inc., a Delaware corporation (“BioMarin”). BioMarin and Raptor are each referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

     WHEREAS, BioMarin assigned certain technology and intellectual property to Raptor under that certain “Asset Purchase Agreement” entered into on even date herewith (the “Asset Purchase Agreement”); and

     WHEREAS, in connection with the Asset Purchase Agreement, Raptor desires to have BioMarin transfer to Raptor, and BioMarin is willing to assign to Raptor, the agreements attached hereto as Exhibits A-F (the “Assigned Contracts”) on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the Parties agree as follows:

     1. ASSIGNMENT. BioMarin does hereby unconditionally and irrevocably sell, assign, transfer and convey to Raptor, its successors and assigns, all of BioMarin’s legal, beneficial and other right, title and interest in and to the Assigned Contracts free and clear of any Encumbrances. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Asset Purchase Agreement.

     2. ASSUMPTION. Raptor shall assume all executory obligations under the Assigned Contracts but only to the extent accrued after the Effective Date and subject to the following. Raptor does not assume any indemnification obligations or responsibilities based upon any activities occurring prior to the Effective Date and does not assume any obligation or responsibility for any breach occurring prior to the Effective Date. Raptor shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of BioMarin or any Affiliate of BioMarin regardless of when incurred, other than obligations under the Assigned Contracts that accrued after, and are not based upon activities occurring prior to, the Effective Date. Raptor does not assume any liability for failure of BioMarin to obtain a required consent or approval for the assignments. BioMarin shall remain liable for all payments that become due or payable under the Assigned Contracts prior to the Effective Date. Raptor’s assumption of liabilities as stated above shall control over any statement to the contrary in the Asset Purchase Agreement. Raptor agrees and acknowledges that each of the Assigned Contracts have expired and that the rights transferred hereby are only the residual rights that survive termination.

     3. AGREEMENT. The terms of Sections 7, 8.5 (except it shall apply with respect to the Assigned Contracts in the same manner as it applies with respect to the Transferred Technology), and 12 (excluding 12.11, 12.13, and 12.14) of the Asset Purchase Agreement are incorporated herein by reference and shall apply with respect to this Agreement in the same manner as they apply with respect to the Asset Purchase Agreement. Raptor acknowledges and agrees that BioMarin makes no representations about the enforceability, assignability or worth of the Assigned Contracts other than to note that some or all of the Assigned Contracts (i) may have expired or terminated and (ii) may not be assignable without the written consent of the counterparties thereto, which consent BioMarin has not obtained.

     4. FURTHER ASSURANCES. The parties hereto shall execute and deliver all such other and further documents and perform all further acts that may be reasonably necessary to effectuate the terms and provisions of this Agreement.

     5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed as of January 27, 2006.

BIOMARIN PHARMACEUTICAL INC.

By:

Name: G. Eric Davis
Title: Vice President, Corporate Counsel

RAPTOR PHARMACEUTICAL INC.

By:

Name: Christopher Starr
Title: CEO